Exhibit 99.1

        Pyramid Breweries Inc. Reports Increase in Sales, Net Income and
                     EBITDA Growth in Third Quarter Results


   SEATTLE--(BUSINESS WIRE)--Nov. 4, 2005--Pyramid Breweries Inc. (Nasdaq:PMID) (the "Company") today announced results for the third quarter of 2005. Net income increased $859,000 to $439,000 ($0.05 per share) from a net loss of $420,000 ($-0.05 per share) for the quarter ended September 30, 2005. Excluding the impact of a $415,000 gain realized on the sale of excess production equipment, net income on a pro forma basis was $24,000, representing an increase of $444,000 or 106% over the third quarter in 2004 and a $0.05 per share improvement. The improvement in net income is attributed to beverage sales volume increases, the cost reduction initiatives related to consolidating production operations offset by increased freight costs and additional sales and marketing activities.

   The Company reported net sales (net of excise taxes) of $13.5 million, representing overall growth of 20.6% or $2.3 million for the quarter ended September 30, 2005. Third quarter net sales were comprised of beverage segment net sales of $9.3 million, which increased 26.1%, or $1.9 million, over the same period in the prior year and alehouse segment sales of $4.2 million, represented an increase of 9.9%, or $378,000 over the same period a year ago, $209,000 of which is attributable to same store sales. The growth in the beverage segment, driven by a 24.3% increase in shipments to 64,500 barrels, resulted from increases in beer sales attributable to strong craft beer category sales in key West Coast markets, increasing volumes realized from both the core Pyramid brand, the acquisition of certain Portland Brewing Company assets in July 2004, and soda sales, which experienced double digit shipment growth in the quarter.

   "Our investment this year in sales and marketing resources including package redesign work released in the third quarter and additional investment in sales resources is paying off with increased sales volume and revenue. This is evident by our success with increased volume across all of our major brands but is primarily driven by the Pyramid family of beers contributing volume growth of 23.7% or 7,200 barrels over the third quarter of 2004," stated John Lennon, CEO. "The consolidation of our brewing operations into Berkeley and Portland last spring, combined with increases in production efficiencies at both our brewing facilities, have resulted in better cost structures and improved margins."

   Operating results for the first nine months of the year include the following:

   -- Net loss improved $746,000 to $524,000 compared to $1.3 million for the same period in the prior year.

   -- Net sales increased by $7.0 million, or 23.6%, to $36.4 million.

   -- Net sales for the alehouse division were up 12.4%, due to the addition of the Portland Taproom, which contributed an additional $1.2 million during the first nine months of the year.

   -- Beverage division shipments increased 29.9%, to 175,100 barrels.

   -- Shipments of Pyramid brand beer increased 13.5% to 102,000 barrels.

   -- EBITDA improved by $1.2 million to $2.0 million compared to $805,000 for the same period in the prior year.

   The Company plans to continue its focus on initiatives to further improve operating results which include driving growth of its core brand families in order to deliver revenue growth, increasing capacity utilization while decreasing fixed production costs, judicious use of marketing investment in programs which deliver positive returns, and achieving further operating efficiencies in its breweries to reduce costs and improve margin delivery. The Company will continue to evaluate opportunities for continued improvements and financial performance.

   EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure, but it is a widely accepted indicator of a company's ability to service indebtedness and is frequently used to evaluate a company's performance. Pyramid defines EBITDA as earnings before interest, taxes, depreciation, amortization and stock-based compensation expense. This calculation may differ from other similarly titled measures used by other companies. Management believes that this information is useful to investors, given the capital-intensive nature of the business. However, it is not a substitute for liquidity or operating measures calculated in accordance with GAAP. A table reconciling this measure to the appropriate GAAP measure is included in the Selected Unaudited Cash Flow Data and Reconciliation of Non-GAAP Financial Measures table included in this release.

   This press release also includes net income and earnings per share for the third quarter of 2005 presented on a pro forma (non-GAAP) basis to exclude a one-time gain recognized during the quarter on the disposition of excess brewing equipment. Management believes that this information is useful to investors because this gain did not relate directly to the performance of the Company's core business operations, and therefore the adjusted measures provide a comparison of the performance of the Company's operations on bases which are more consistent from period to period.

   Pyramid Breweries Inc. is a leading brewer of specialty, full-flavored beers and sodas, now produced mainly under the Pyramid, MacTarnahan's and Thomas Kemper brand names. The Pyramid Family now includes five breweries, located in Seattle, Washington; Portland, Oregon; and Berkeley, Walnut Creek and Sacramento, California, as well as five adjoining restaurants. For more information, visit www.PyramidBrew.com.

   Forward-Looking Statements

   Statements concerning future performance, developments or events, and any other guidance on future periods, constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof, or comparable terminology. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control and which could cause actual results or outcomes to differ materially from our stated expectations. Some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

   -- increased competition from craft and imported beer producers as well as from national brewers with greater financial resources and more extensive distribution networks than ours

   -- reductions in distribution options through our independent distributors

   -- increased competition from national restaurant chains with greater financial resources and greater economies of scale

   -- inability of the Company to achieve anticipated cost reductions

   -- changes in and compliance with governmental policies and regulations with respect to our products

   -- competitive pressures that cause decreases in the selling prices of our products

   -- declines in our operating margins due to the impact of increasing fuel costs and other factors

   --  acquisitions that may adversely affect our financial condition

   -- and the failure of either the third-party brewers with which we contract or us to perform under our agreements.

   More information regarding factors that potentially could affect the Company's financial results is included in our most recent quarterly report on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Any forward-looking statements are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as may be required by law.



                        Pyramid Breweries Inc.
                   Selected Unaudited Operating Data
             (dollars in thousands except per share data)


                                   Three months ended September 30,
                               ---------------------------------------
                                            % of               % of
                                   2005   Net Sales   2004   Net Sales
                               ---------------------------------------
Gross sales................... $    14,284         $    11,745
  Less excise taxes...........         758                 532
                               ------------       -------------
Net sales.....................      13,526  100.0%      11,213  100.0%
Cost of sales.................      10,587   78.3%       9,044   80.7%
                               ---------------------------------------
  Gross margin................       2,939   21.7%       2,169   19.3%
Selling, general and
 administrative expenses......       2,910   21.5%       2,592   23.1%
                               ---------------------------------------
Operating income (loss).......          29    0.2%        (423) (3.8%)
Other income, net.............         411    3.0%           3    0.0%
                               ---------------------------------------
Income (loss) before income
 taxes........................         440    3.2%        (420) (3.8%)
Income taxes..................          (1)   0.0%          --    0.0%
                               ---------------------------------------
Net income (loss)............. $       439    3.2% $      (420) (3.8%)
                               =======================================

Basic and diluted net income
 (loss) per share.............       $0.05              ($0.05)
Weighted average basic shares
 outstanding..................   8,799,000           8,615,000
Weighted average diluted
 shares outstanding...........   9,156,000           8,615,000

Beer barrels shipped..........      51,200              40,600
Soda barrels shipped..........      13,300              11,300
                               ------------        ------------
Total barrels shipped.........      64,500              51,900
                               ============        ============


                                   Nine months ended September 30,
                               ---------------------------------------
                                            % of               % of
                                   2005   Net Sales   2004   Net Sales
                               ---------------------------------------
Gross sales................... $    38,454         $    30,971
  Less excise taxes...........       2,007               1,475
                               ------------        ------------
Net sales.....................      36,447  100.0%      29,496  100.0%
Cost of sales.................      29,008   79.6%      23,577   79.9%
                               ---------------------------------------
  Gross margin................       7,439   20.4%       5,919   20.1%
Selling, general and
 administrative expenses......       8,299   22.8%       7,285   24.7%
                               ---------------------------------------
Operating loss................        (860) (2.4%)      (1,366) (4.6%)
Other income, net.............         340    0.9%          99    0.3%
                               ---------------------------------------
Loss before income taxes......        (520) (1.5%)      (1,267) (4.3%)
Income taxes..................          (4)  0.0%           (3)  0.0%
                               ---------------------------------------
Net loss...................... $      (524) (1.5%) $    (1,270) (4.3%)
                               =======================================

Basic and diluted net loss
 per share....................      ($0.06)             ($0.15)
Weighted average basic shares
 outstanding..................   8,790,000           8,512,000
Weighted average diluted
 shares outstanding...........   8,790,000           8,512,000

Beer barrels shipped..........     138,400             101,700
Soda barrels shipped..........      36,700              33,100
                                 ----------          ----------
Total barrels shipped.........     175,100             134,800
                                 ==========          ==========


                        Pyramid Breweries Inc.
                 Selected Unaudited Balance Sheet Data
                        (dollars in thousands)


                                                   Sept. 30,  Dec. 31,
                                                     2005       2004
                                                   -------------------
Assets
Current assets:
   Cash and cash equivalents...................... $     --  $     --
   Other current assets...........................    5,652     4,644
Fixed assets, net.................................   27,297    28,859
Other non-current assets..........................    1,428       813
                                                   -------------------
   Total assets................................... $ 34,377  $ 34,316
                                                   ===================

Liabilities and Stockholders' Equity
Current liabilities............................... $  6,782  $  6,811
Long-term debt....................................    7,697     7,117
Non-current liabilities...........................      564       615
                                                   -------------------
   Total liabilities..............................   15,043    14,543

   Total stockholders' equity.....................   19,334    19,773

                                                   -------------------
   Total liabilities and stockholders' equity..... $ 34,377  $ 34,316
                                                   ===================


                        Pyramid Breweries Inc.
                   Selected Unaudited Cash Flow Data
           and Reconciliation of Non-GAAP Financial Measures
                        (dollars in thousands)


                                                    Nine months ended
                                                       September 30,
                                                      2005      2004
                                                    -------- ---------
Net loss........................................... $  (524) $ (1,270)
 Depreciation and amortization.....................   2,050     1,973
 Stock-based compensation expense..................      48         3
 Accretion of discount on long-term debt...........      --         4
 (Gain) loss on sale of fixed assets...............    (415)       10
 Deferred rent.....................................     (51)     (116)
 Changes in operating assets and liabilities.......    (465)      758
                                                    ------------------
 Net cash provided by operating activities.........     643     1,362
 Net cash used in investing activities.............     (32)   (2,177)
 Net cash used in financing activities.............    (611)     (743)
                                                    ------------------
Decrease in cash and cash equivalents.............. $    --  $ (1,558)
                                                    ==================

                                                    Three months ended
                                                       September 30,
Reconciliation of net cash provided by operating      2005      2004
 activities to EBITDA:                              -------- ---------
Net cash provided by operating activities.......... $    19  $    911
Deferred rent......................................      17        17
Gain on sales of fixed assets......................     415         2
State income taxes.................................       1        --
Interest paid......................................     128        92
Changes in operating assets and liabilities........     684      (686)
                                                    -------- ---------
EBITDA............................................. $ 1,264  $    336
                                                    ======== =========

                                                    Nine months ended
                                                       September 30,
Reconciliation of net cash provided by operating      2005      2004
 activities to EBITDA:                              -------- ---------
Net cash provided by operating activities.......... $   643  $  1,362
Deferred rent......................................      51       116
Gain (loss) on sales of fixed assets...............     415       (10)
State income taxes.................................       4         3
Interest paid......................................     403        92
Changes in operating assets and liabilities........     465      (758)
                                                    -------- ---------
EBITDA............................................. $ 1,981  $    805
                                                    ======== =========

                                                    Three months ended
                                                       September 30,
                                                      2005      2004
Reconciliation of pro forma net income:             -------- ---------
Net income (loss) as reported...................... $   439  $   (420)
Realized gain on sale of excess production
 equipment.........................................    (415)       --
                                                    -------- ---------
Pro forma net income (loss)........................ $    24  $   (420)
                                                    ======== =========

                                                    Nine months ended
                                                       September 30,
                                                      2005      2004
Reconciliation of pro forma net income:             -------- ---------
Net loss as reported............................... $  (524) $ (1,270)
Realized gain on sale of excess production
 equipment.........................................    (415)       --
                                                    -------- ---------
Pro forma net loss................................. $  (939) $ (1,270)
                                                    ======== =========



    CONTACT: Pyramid Breweries Inc., Seattle
             Jason Rees, 206-682-8322